UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

America Great Health

(Exact name of registrant as specified in charter)

Wyoming

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a material definitive agreement

On September 22, 2024, America Great Health (the “Company”) entered into a Framework Agreement for Product Project Cooperation (the “Contract”) with Aide Huhuan (Chengdu) Enterprise Management, Co. Ltd., a Chinese company (“Aide Huhuan”). The Company’s products are a series of ion peptide products developed using “protein surface ion modification technology,” achieving a world-leading position in both research and production. Aide Huhuan, with its strategic location in Chengdu, China, has the advantage of nationwide market reach, including access to multiple hospital preparation channels and an extensive marketing network.

Under the Contract, Aide Huhuan will utilize its market resources to promote and sell the ion protein peptide products developed by the Company, thereby expanding market share. Both parties will collaborate on technical exchanges and cooperation in the field of biotechnology. The Company guarantees that its products meet the necessary compliance qualifications for entry into the Chinese market and will provide high-quality ion protein peptide products that adhere to relevant standards. Additionally, the Company will offer Aide Huhuan product training and technical support to help them effectively promote and sell the products in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Date: October 15, 2024

By:         /s/ Mike Wang

Name:    Mike Wang

Title:      President